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              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              XXXXXXXXXXXXXXXXXXXX

     In compliance with the requirements of 16 Pa.C.S. ss. 1916 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

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1.  The name of the corporation is:  USABancShares, Inc.

2.  The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a) One Penn Square, 30 South 16th St., Philadelphia,       PA       19102         Philadelphia

        Number and Street                           City       State      Zip             County

    (b) c/o:

        Name of Commercial Registered Office Provider                                     County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venues and official publication purposes.

3.  The statute by or under which it was incorporated is:                  15 Pa.C.S. ss.1306

4.  The date of its incorporation is:  March 13, 1999

5.  (Check, and if appropriate complete, one of the following):

    ___X___  The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    _______  The amendment shall be effective on: ________________________________ at ___________________
                                                              Date                          Hour

6.  (Check one of the following):

    _______  The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

    ___X___  The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    ___X___  The amendment adopted by the corporation, set forth in full, is as follows:

             1.  The name of the corporation is:  USABanc.com, Inc.

             2.  The address of this corporation's registered office in this Commonwealth and the county of venue is:

                               1535 Locust Street, Philadelphia, PA, 19102, Philadelphia County

    _______  The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

(Check if the amendment restates the Articles):

    _______  The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 13th day of May, 1999.
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                                        USABancShares, Inc.



                                        By: /s/ Kenneth L. Tepper, President
                                        ------------------------------------
                                                Kenneth L. Tepper, President